INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation of our report dated January 31, 2001 on the financial statements of Q-MED, Inc. and Subsidiaries as of November 30, 2000 and 1999 and for the years ended November 30, 2000, 1999 and 1998, which is included in the Annual Report on Form 10-K of Q-MED, Inc. and Subsidiaries.

                                            /s/ Amper, Politziner & Mattia P.A.

                                            AMPER, POLITZINER & MATTIA P.A.


February 28, 2001
Edison, New Jersey